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                                                                  EXHIBIT 3.1(B)


                             STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE


                              ARTICLES OF AMENDMENT


         Pursuant to ss.33-10-106 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts following Articles of Amendment to its Articles of Incorporation:

1.       The name of the corporation is Sun Bancshares, Inc.

2. On February 7, 2000, the corporation adopted the following Amendment(s) of its Articles of Incorporation:

         Items (a) (i) and (ii) in Article 5.9 - Certain Business Transactions in Exhibit "B" of the Articles of Incorporation are to be deleted from said Articles of Incorporation and replaced with the following item:

                  Article 5.9 - Certain Business Transactions

                  (a) In any case in which the South Carolina Business Corporation Act of 1988 or other applicable law requires shareholder approval of any merger or share exchange of the Corporation with and into any other corporation, or any sale, lease, exchange or other disposition of substantially all of the assets of the Corporation to any other corporation, person or other entity, such approval shall require either:

                           (i) the affirmative vote of at least two-thirds (2/3) of the directors of the Corporation then in office and the affirmative vote of at least a majority of the issued and outstanding shares of the corporation entitled to vote; or

                           (ii) the affirmative vote of at least a majority of the directors of the Corporation then in office and the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote.


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3.       The manner, if not set forth in the Amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effect, is as follows: (if not applicable, insert "not applicable" or "NA").

         N/A


4.       Complete either a or b, whichever is applicable.

         a. [X]    Amendment(s) adopted by shareholder action.

     At the date of adoption of the Amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

             Number of      Number of     Number of Votes       Number of
Voting       Outstanding    Votes Enti-    Represented at       Undisputed*
Group          Shares       titled to       the Meeting         Shares Voted

                                                                For   Against
-----------------------------------------------------------------------------
Dalton B.    One (1)        One (1)          One (1)            For
Floyd, Jr.



*NOTE: Pursuant to Section 33-10-106(6)(1), the corporation can alternatively state the total number of undisputed shares cast for the amendment by each voting group either with a statement that the number cast for the amendment by each voting group was sufficient for approval by that voting group.


         b. _____ The Amendment(s) was duly adopted by the incorporators or Board of Directors without shareholder approval pursuant to ss.ss.33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South
                  Carolina Code, as amended, and shareholder action was not required.



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5.       Unless a delayed date is specified, the effective date of these
         Articles of Amendment shall be the date of acceptance for filing by the Secretary of State (See ss.33-1-230(b)):
         ______________________.


Date: FEBRUARY 7, 2000.             SUN BANCSHARES, INC.
      ----------------              -------------------


                                    /s/ Dalton B. Floyd, Jr.
                                    -------------------------------
                                           (Signature)
                                    DALTON B. FLOYD, JR.,
                                    -------------------------------
                                    CHIEF EXECUTIVE OFFICER
                                    -------------------------------
                                    (Type or Print Name and Office)


                               FILING INSTRUCTIONS


1. Two copies of this form, one of which can either be a duplicate original or a conformed copy, must be filed.

2. If the space in this form is insufficient, please attach additional sheets containing a reference to the appropriate paragraph in this form.

3. Filing fees and taxes payable to the Secretary of State at the time of filing application.

              Filing Fee                            $ 10.00
              Filing Tax                             100.00
              Total                                 $110.00